                              SECURITY INCOME FUND
                                     CLASS S
                                DISTRIBUTION PLAN

1.   THE PLAN. This Distribution  Plan (the "Plan"),  provides for the financing by Security  Income Fund (the  "Fund") of  activities  which are, or may be deemed to be, primarily intended to result in the sale of class S shares of
     the  Fund  (hereinafter  called  "distribution-related   activities")  with
     respect  to those  Series of the Fund set forth in  Appendix  A to the Plan
     (referred to herein as the "Series"). Appendix A, as it may be amended from time to time, is incorporated herein by reference. The principal purpose of this Plan is to enable  the Fund to  supplement  expenditures  by  Security
     Distributors, Inc., the Distributor of its shares (the "Distributor"),  for distribution-related  activities.  This Plan is intended to comply with the requirements of Rule 12b-1 (the "Rule") under the Investment Company Act of
     1940 (the "1940 Act").

     The Board of Directors,  in considering  whether the Fund should  implement the  Plan,  has  requested  and  evaluated  such  information  as it deemed necessary to make an informed  determination  as to whether the Plan should be  implemented  and has  considered  such  pertinent  factors as it deemed necessary  to form the basis for a  decision  to use assets of the Fund for such purposes.

     In voting to approve the  implementation  of the Plan,  the Directors  have concluded,  in the exercise of their  reasonable  business  judgment and in light of their  respective  fiduciary  duties,  that there is a  reasonable likelihood that the Plan will benefit the Series and its shareholders.

2.   COVERED EXPENSES.

     (a)  The Fund may make payments under this Plan, or any agreement  relating to the  implementation of this Plan, in connection with any activities or expenses primarily intended to result in the sale of Class S shares
          of  the  Series,   including,   but  not  limited  to,  the  following
          distribution-related activities:

          (i)Preparation,  printing  and  distribution  of  the  Prospectus  and
              Statement of Additional  Information  and any  supplement  thereto used in  connection  with the  offering  of Series'  shares to the public;

          (ii)Printing of additional  copies for use by the Distributor as sales
              literature,   of  reports  and  other  communications  which  were
              prepared by the Fund for distribution to existing shareholders;

          (iii)Preparation,   printing  and  distribution  of  any  other  sales
              literature  used in connection with the offering of Series' shares to the public;

          (iv)Expenses incurred in advertising,  promoting and selling shares of the Series to the public;

          (v) Any fees paid by the  Distributor  to securities  dealers who have executed a Dealer's  Distribution  Agreement with the  Distributor for account  maintenance  and personal  service to shareholders (a
              "Service Fee");

          (vi)Commissions  to sales  personnel for selling  shares of the Series and interest expenses related thereto; and

          (vii) Expenses  incurred in  promoting  sales of shares of the Fund by
              securities   dealers,   including  the  costs  of  preparation  of
              materials   for   presentations,   travel   expenses,   costs   of
              entertainment,  and other  expenses  incurred in  connection  with promoting sales of Series shares by dealers.

     (b)  Any  payments  for  distribution-related   activities  shall  be  made
          pursuant to an  agreement.  As required  by the Rule,  each  agreement relating  to the  implementation  of this Plan shall be in writing and subject to approval  and  termination  pursuant to the  provisions  of
          Section 7 of this Plan. However, this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.   AGREEMENT WITH  DISTRIBUTOR.  All payments to the  Distributor  pursuant to this Plan  shall be  subject  to and be made in  compliance  with a written agreement between the Fund and the Distributor  containing a provision that the  Distributor  shall furnish the Fund with quarterly  written reports of the amounts expended and the purposes for which such expenditures were made and such other  information  relating to such  expenditures or to the other distribution-related  activities undertaken or proposed to be undertaken by the Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

4.   DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution Agreement (the
     "Agreement")  contemplated by Section 2(a)(v) above shall permit payment of
     Service Fees to securities  dealers by the  Distributor  only in accordance with the  provisions  of this  paragraph and shall have the approval of the majority of the Board of Directors of the Fund,  including the  affirmative vote of a majority of those Directors who are not interested persons of the
     Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"), as required by the Rule. The  Distributor may pay to the other party to any
     Agreement a Service Fee for account  maintenance and  shareholder  services provided by such other party.  Such Service Fee shall be payable  beginning in the second year, and for each year thereafter,  quarterly, in arrears in an amount equal to a percentage  (not in excess of .000685  percent per day or 0.25 percent  annually) of the  aggregate  net asset value of the shares held by such other  party's  customers  or clients at the close of business each day as determined  from time to time by the  Distributor.  The account maintenance and shareholder services contemplated hereby shall include, but are not limited  to,  answering  inquiries  regarding  the Series,  account designations  and  addresses,  maintaining  the  investment  of such  other party's  customers  or  clients  in the Series  and  similar  services.  In determining the extent of such other party's assistance in maintaining such investment  by its  customers  or clients,  the  Distributor  may take into account the  possibility  that the shares  held by such  customer or client would be redeemed in the absence of such fee.

5.   LIMITATIONS  ON COVERED  EXPENSES.  The basic  limitation  on the  expenses incurred by each  Series of the Fund  identified  in Appendix A  (including
     Service  Fees) in any fiscal year of the Fund shall be one percent  (1.00%)
     of the Fund's  average daily net assets for such fiscal year.  The payments to be paid pursuant to this Plan shall be calculated  and accrued daily and paid monthly or at such other intervals as the Directors  shall  determine, subject to any applicable  restrictions imposed by the National Association of Securities Dealers, Inc.

6.   INDEPENDENT  DIRECTORS.  While this Plan is in effect,  the  selection  and nomination of  Independent  Directors of the Fund shall be committed to the discretion of the Independent  Directors.  Nothing herein shall prevent the involvement  of  others  in such  selection  and  nomination  if the  final decision on any such  selection and nomination is approved by a majority of the Independent Directors.

7.   EFFECTIVENESS,  CONTINUATION, TERMINATION AND AMENDMENT. This Plan and each
     Agreement  relating to the implementation of this Plan shall go into effect with regard to any Series when approved:

     (a)  By vote of the Fund's  Directors,  including the affirmative vote of a majority  of the  Independent  Directors,  cast in person at a meeting called for the purpose of voting on the Plan or the Agreement; and

     (b)  Upon the  effectiveness  of an  amendment  to the Fund's  registration statement,  reflecting  this  Plan,  filed  with  the  Securities  and
          Exchange Commission under the Securities Act of 1933.

     This Plan and any  Agreement  relating to the  implementation  of this Plan shall, unless terminated as hereinafter  provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least annually by vote of the Fund's  Directors,  including the affirmative vote of a  majority  of its  Independent  Directors,  cast in  person  at a meeting called for the purpose of voting on such continuance. This Plan and
     any  Agreement   relating  to  the  implementation  of  this  Plan  may  be terminated,  in the case of the  plan,  at any time or,  in the case of any agreement  upon not more than sixty (60) days' written  notice to any other party to the Agreement by vote of a majority of the  Independent  Directors or by the vote of the  holders  of a  majority  of the  outstanding  voting securities of the Fund.  Any Agreement  relating to the  implementation  of this Plan shall terminate  automatically  in the event it is assigned.  Any material  amendment  to this Plan  shall  require  approval  by vote of the
     Fund's  Directors,  including  the  affirmative  vote of a majority  of the
     Independent  Directors,  cast in person at a meeting called for the purpose of voting on such amendment and, if such amendment materially increases the limitations  on  expenses  payable  under the Plan,  it shall also  require approval  by a vote of holders of at least a  majority  of the  outstanding voting  securities of the Fund. As applied to the Fund the phrase "majority of the outstanding  voting  securities" shall have the meaning specified in
     Section 2(a) of the 1940 Act.

     In the  event  this  Plan  should  be  terminated  by the  shareholders  or
     Directors of the Fund, the payments paid to the Distributor pursuant to the
     Plan up to the date of  termination  shall be retained by the  Distributor.
     Any expenses  incurred by the  Distributor in excess of those payments will be the sole responsibility of the Distributor.

8.   RECORDS.  The Fund  shall  preserve  copies  of this  Plan and any  related
     Agreements and all reports made pursuant to Section 3 hereof,  for a period of not  less  than six (6)  years  from  the  date of this  Plan,  any such
     Agreement or any such report, as the case may be, the first two years in an easily accessible place.

                                             SECURITY INCOME FUND

Date:    July 21, 2000                       By:  AMY J. LEE
                                                -------------------------------

                                   APPENDIX A

Series of Security Income Fund:

Capital Preservation Series
Diversified Income Series
High Yield Series